UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2013

BEST BUY CO., INC.
(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On July 17, 2013, Best Buy Co., Inc. ("Best Buy" or the "registrant") posted updated supplementary financial information for fiscal 2012 (recast for the change in fiscal year) and fiscal 2013 (12-month) to its investor relations website at www.investors.bestbuy.com. This supplementary financial information was originally posted to the registrant's investor relations website on May 21, 2013, to provide preliminary data regarding the impact of presenting the registrant's Best Buy Europe venture as a discontinued operation. The supplementary financial information has been updated to reflect a reclassification of income tax expense between continuing and discontinued operations for certain periods. The update is consistent with the presentation used and reflected in the Current Report on Form 8-K filed on June 21, 2013, to recast certain financial information included in the Transition Report on Form 10-K for the transition period from March 4, 2012 to February 2, 2013.

Best Buy's Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: July 17, 2013	By:	/s/ SUSAN S. GRAFTON
Susan S. Grafton
Senior Vice President, Controller and Chief Accounting Officer

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